Form N-SAR

Sub-Item 77E
Legal Proceedings
2-34393, 811-1879

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund Annual Reports to
Shareholders, filed on Form N-CSR on August 29, 2011; accession number 0000950123-11-080696 (File No. 2-34393).